                               POWER OF ATTORNEY

   We, the undersigned Trustees/Managing Board Members of Transamerica Partners Portfolios and Asset Allocation Variable Funds (collectively, the "Portfolios") hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Portfolios and hereby constitute and appoint DENNIS P. GALLAGHER, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Portfolios on Forms N-3 and N-4, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and general to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after March 17, 2014.

   This Power of Attorney may be executed in multiple counterparts that together constitute a single document.

   IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.


   /S/  THOMAS A. SWANK      Trustee/Managing Board Member  March 24, 2014
---------------------------- and Chairperson
      Thomas A. Swank

    /S/  SANDRA N. BANE      Trustee/Managing Board Member  March 24, 2014
----------------------------
      Sandra N. Bane

     /S/  LEO J. HILL        Trustee/Managing Board Member  March 24, 2014
----------------------------
        Leo J. Hill

  /S/  DAVID W. JENNINGS     Trustee/Managing Board Member  March 24, 2014
----------------------------
     David W. Jennings

/S/  RUSSELL A KIMBALL, JR.  Trustee/Managing Board Member  March 24, 2014
----------------------------
  Russell A Kimball, Jr.

  /S/  EUGENE M. MANNELLA    Trustee/Managing Board Member  March 24, 2014
----------------------------
    Eugene M. Mannella

  /S/  NORMAN R. NIELSEN     Trustee/Managing Board Member  March 24, 2014
----------------------------
     Norman R. Nielsen

   /S/  JOYCE G. NORDEN      Trustee/Managing Board Member  March 24, 2014
----------------------------
      Joyce G. Norden

  /S/  PATRICIA L. SAWYER    Trustee/Managing Board Member  March 24, 2014
----------------------------
    Patricia L. Sawyer

   /S/  JOHN W. WAECHTER     Trustee/Managing Board Member  March 24, 2014
----------------------------
     John W. Waechter

   /S/  ALAN F. WARRICK      Trustee/Managing Board Member  March 24, 2014
----------------------------
      Alan F. Warrick

  /S/  ELIZABETH STROUSE     Vice President, Treasurer and  March 24, 2014
---------------------------- Principal Financial Officer
     Elizabeth Strouse

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and the Chief Accounting Officer of MONY Life Insurance Company, ("Company") by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Wayne E. Stuenkel, Richard J. Bielen, Carl Thigpen, Steven G. Walker or Max Berueffy, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the Registration Statement on Form N-4 filed by the Company for the MONY Keynote Series Variable Annuity (File No. 33-19836), an individual flexible premium deferred variable and fixed annuity product, with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1933 and the Investment Company Act of 1940 and, further, to execute and sign any and all post-effective amendments to such Registration Statement, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

   IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and seal this 23rd day of April, 2013.

/s/ Wayne E. Stuenkel         /s/ Richard J. Bielen
----------------------------  ----------------------
Wayne E. Stuenkel             Richard J. Bielen

/s/ Carl Thigpen              /s/ Steven G. Walker
----------------------------  ----------------------
Carl Thigpen                  Steven G. Walker

WITNESS TO ALL SIGNATURES:

/s/ Max Berueffy
----------------------------
Max Berueffy